Exhibit 99.1

SemiLEDs Reports Fourth Quarter and Fiscal Year End 2017

Financial Results

Hsinchu, Taiwan (November 15, 2017) — SemiLEDs Corporation (NASDAQ: LEDS), “SemiLEDs” or the “Company,” a developer and manufacturer of LED chips and LED components, today announced its financial results for the fourth quarter and full year of fiscal year 2017, ended August 31, 2017.

Revenue for the fourth quarter of fiscal 2017 was $2.6 million, a 22% increase compared to $2.1 million in the third quarter of fiscal 2017. GAAP net loss attributable to SemiLEDs stockholders for the fourth quarter of fiscal 2017 was $0.7 million, compared to a loss of $1.6 million in the third quarter of 2017, or a net loss of $0.19 per diluted share, compared to a net loss of $0.45 per diluted share for the third quarter of fiscal 2017.

GAAP gross margin for the fourth quarter of fiscal 2017 was 6%, compared with gross margin for the third quarter of fiscal 2017 of negative 9%. Operating margin for the fourth quarter of fiscal 2017 was negative 31%, compared with negative 61% in the third quarter of fiscal 2017. The Company’s cash and cash equivalents was $3.6 million as of August 31, 2017, compared to $3.1 million at the end of the third quarter of fiscal 2017. The net cash inflows in operating activities was $0.5 million in the fourth quarter of fiscal 2017, compared with net cash outflows $0.9 million in the third quarter of fiscal 2017.

We expect revenue for the first quarter ending November 30, 2017 to be $2.1 million +/- 15%.

Revenue for the fiscal year 2017 was $9.2 million, a 9% decrease compared to $10.1 million in the fiscal year 2016. GAAP net loss attributable to SemiLEDs stockholders for the fiscal year 2017 was $4.1 million, compared to a loss of $21.3 million in the fiscal year 2016 or a net loss of $1.16 per diluted share, compared to a net loss of $7.25 per diluted share for the fiscal year 2016.

GAAP gross margin for the fiscal year 2017 was 1%, compared with gross margin for the fiscal year 2016 of negative 49%. Operating margin for the fiscal year 2017 was negative 47%, compared with negative 203% in the fiscal year 2017. The Company’s cash and cash equivalents was $3.6 million as of August 31, 2017, compared to $6.0 million as of August 31, 2016.  The net cash outflows in operating activities was $2.1 million in the fiscal year 2017, compared with net cash outflows $3.4 million in the fiscal year 2016.

About SemiLEDs

SemiLEDs develops and manufactures LED chips and LED components primarily for general lighting applications, including street lights and commercial, industrial and residential lighting, along with specialty industrial applications such as ultraviolet (UV) curing, medical/cosmetic, counterfeit detection, horticulture, architectural lighting and entertainment lighting. SemiLEDs sells blue, white, green and UV LED chips.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projection of future revenues, any statements about historical results that may suggest trends for SemiLEDs’ business; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding recovery of the LED industry, market opportunities and other future events or technology developments; any statements regarding SemiLEDs’ position to capitalize on any market opportunities; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future SemiLEDs’ or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. SemiLEDs’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and other SemiLEDs filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risks and other factors that may affect SemiLEDs’ business, results of operations and financial condition. SemiLEDs undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Christopher Lee
Chief Financial Officer
SemiLEDs Corporation
+886-37-586788
investor@semileds.com

SEMILEDS CORPORATION AND SUBSIDIARIES

Unaudited Condensed Consolidated Balance Sheets

(In thousands of U.S. dollars)

	August 31,	August 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,582	$6,030
Accounts receivable (including related parties), net	1,111	900
Inventories	2,946	4,067
Prepaid expenses and other current assets	405	640
Total current assets	8,044	11,637
Property, plant and equipment, net	8,275	8,813
Intangible assets, net	104	44
Investments in unconsolidated entities	992	1,368
Other assets	255	373
TOTAL ASSETS	$17,670	$22,235
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current installments of long-term debt	$335	$314
Accounts payable	1,145	1,326
Advance receipt toward the convertible note	500	500
Accrued expenses and other current liabilities	5,482	2,761
Total current liabilities	7,462	4,901
Long-term debt, excluding current installments	2,391	2,595
Other liability	—	3,097
Total liabilities	9,853	10,593
Commitments and contingencies
EQUITY:
SemiLEDs stockholders’ equity
Common stock	—	—
Additional paid-in capital	175,386	175,384
Accumulated other comprehensive income	3,701	3,398
Accumulated deficit	(171,270)	(167,179)
Total SemiLEDs stockholders’ equity	7,817	11,603
Noncontrolling interests	—	39
Total equity	7,817	11,642
TOTAL LIABILITIES AND EQUITY	$17,670	$22,235

SEMILEDS CORPORATION AND SUBSIDIARIES

Unaudited Condensed Consolidated Statements of Operations

(In thousands of U.S. dollars and shares, except per share data)

	Three Months Ended		Year Ended August 31,
	August 31, 2017	May 31, 2017	2017	2016
Revenues, net	$2,571	$2,111	$9,214	$10,140
Cost of revenues	2,426	2,297	9,132	15,078
Gross loss	145	(186)	82	(4,938)
Operating expenses:
Research and development	200	257	851	2,026
Selling, general and administrative	788	879	3,708	4,767
Impairment of long-lived assets	—	—	—	8,635
Goodwill impairment	—	—	—	55
Employee termination benefits	—	—	—	207
Gain on disposals of long-lived assets, net	(36)	(33)	(149)	(23)
Total operating expenses	952	1,103	4,410	15,667
Loss from operations	(807)	(1,289)	(4,328)	(20,605)
Other income (expenses):
Impairment loss on investment	—	(352)	(352)	(597)
Equity in loss from unconsolidated entities	—	—	(11)	(79)
Interest expenses, net	(8)	(9)	(34)	(52)
Other income (loss), net	69	29	594	85
Foreign currency transaction gain (loss), net	73	35	27	(56)
Total other expenses, net	134	(297)	224	(699)
Loss before income taxes	(673)	(1,586)	(4,104)	(21,304)
Income tax expense	—	—	—	—
Net loss	(673)	(1,586)	(4,104)	(21,304)
Less: Net loss attributable to noncontrolling interests		—	(13)	(29)
Net loss attributable to SemiLEDs stockholders	$(673)	$(1,586)	$(4,091)	$(21,275)
Net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	$(0.19)	$(0.45)	$(1.16)	$(7.25)
Shares used in computing net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	3,544	3,544	3,544	2,934

SEMILEDS CORPORATION AND SUBSIDIARIES

Unaudited Reconciliation of GAAP to Non-GAAP Measures

(In thousands of U.S. dollars, except per share data)

	Three Months Ended		Year Ended August 31,
Non-GAAP Net Loss	August 31, 2017	May 31, 2017	2017	2016
GAAP net loss attributable to SemiLEDs stockholders	$(673)	$(1,586)	$(4,091)	$(21,275)
Adjustments:
Impairment losses	—	352	352	9,287
Employee termination benefits	—	—	—	207
Stock-based compensation expense	(182)	43	25	382
Income tax effect	—	—	—	—
Non-GAAP net loss attributable to SemiLEDs stockholders	$(855)	$(1,191)	$(3,714)	$(11,399)

Diluted net loss per share attributable to SemiLEDs stockholders:
GAAP net loss	$(0.19)	$(0.45)	$(1.16)	$(7.25)
Non-GAAP net loss	$(0.24)	$(0.34)	$(1.05)	$(3.88)

	Three Months Ended		Year Ended August 31,
Free Cash Flow	August 31, 2017	May 31, 2017	2017	2016
Net cash provided by (used in) operating activities	$508	$(858)	$(2,109)	$(3,439)
Less: Capital expenditures	1	61	150	821
Total free cash flows	$507	$(919)	$(2,259)	$(4,260)